UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2021 (July 28, 2021)

Flagstar Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan

(State or other jurisdiction

of incorporation)

001-16577	38-3150651
(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Dr. Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

(248) 312-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously disclosed, on April 24, 2021, Flagstar Bancorp, Inc., a Michigan corporation (“Flagstar”), New York Community Bancorp, Inc., a Delaware corporation (“NYCB”), and 615 Corp., a direct, wholly owned subsidiary of NYCB (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Flagstar, with Flagstar as the surviving entity (the “Merger”), and, as soon as reasonably practicable following the Merger, Flagstar will merge with and into NYCB, with NYCB as the surviving entity.

In connection with the proposed Merger, NYCB filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus, as amended, and Flagstar filed a definitive proxy statement and NYCB filed a definitive proxy statement/prospectus with the SEC, each dated June 25, 2021 (collectively, the “Joint Proxy Statement/Prospectus”), which NYCB and Flagstar first mailed to their respective stockholders and shareholders on or about June 28, 2021.

Following the announcement of the Merger, as of the date of this Current Report on Form 8-K, five putative class action complaints have been filed against a Flagstar party:

•

On June 14, 2021, the first of these putative class action complaints was filed by a purported shareholder of Flagstar in the United States District Court for the Eastern District of New York, captioned Shiva Stein v. Flagstar Bancorp, Inc. et al., Case No. 1:21-cv-03347, against Flagstar and the members of the Flagstar board of directors.

•

On June 18, 2021, the second of these putative class action complaints was filed by a purported shareholder of Flagstar in the United States District Court for the Southern District of New York, captioned Alex Ciccotelli v. Flagstar Bancorp, Inc. et al., Case No. 1:21-cv-05406, against Flagstar, the members of the Flagstar board of directors, NYCB and Merger Sub.

•

On June 23, 2021, the third of these putative class action complaints was filed by a purported stockholder of NYCB in the United States District Court for the Southern District of New York, captioned Selwyn Karp v. New York Community Bancorp, Inc. et al., Case No. 1:21-cv-05505, against Flagstar, NYCB, the members of the NYCB board of directors and Merger Sub.

•

On June 23, 2021, the fourth of these putative class action complaints was filed by a purported shareholder of Flagstar in the United States District in the United States District Court for the Eastern District of New York, captioned Luis Guitart v. Flagstar Bancorp, Inc. et al., Case No. 1:21-cv-03559, against Flagstar and the members of the Flagstar board of directors.

•

On July 1, 2021, the fifth of these putative class action complaints was filed by a purported shareholder of Flagstar in the Michigan Circuit Court for the County of Oakland, captioned Frank Lawrence v. Flagstar Bancorp, Inc. et al., No. 2021-188820-CB, against Flagstar and the members of the Flagstar board of directors.

Additionally, as of the date of this Current Report on Form 8-K, three putative class action complaints have been filed against a NYCB party, but not including a Flagstar party:

•

On June 25, 2021, the first of these putative class action complaints was filed by a purported stockholder of NYCB in the United States District Court for the Southern District of New York, captioned Tammy Raul v. New York Community Bancorp, Inc. et al., No. 1:21-cv-05562, against NYCB and the members of the NYCB board of directors.

•

On July 15, 2021, the second of these putative class action complaints was filed by a purported stockholder of NYCB in the United States District Court for the Southern District of New York, captioned Stephen Bushansky v. New York Community Bancorp, Inc. et al., No. 1:21-cv-06089, against NYCB and the members of the NYCB board of directors.

•

On July 26, 2021, the third of these putative class action complaints was filed by a purported stockholder of NYCB in the United States District Court for the Southern District of New York, captioned Paul Parshall v. New York Community Bancorp, Inc. et al., No. 1:21-cv-06342, against NYCB and the members of the NYCB board of directors.

The complaints in these cases allege that, among other things, Flagstar, NYCB and the other named defendants, as the case may be, violated Sections 14(a) and 20(a) of the Exchange Act, Rule 14a-9 promulgated under the Exchange Act, and breached their fiduciary duties and duty of disclosure, by omitting or misrepresenting certain allegedly material information in the Joint Proxy Statement/Prospectus. The complaints seek, among other things, injunctive relief preventing the closing of the Merger and the transactions contemplated by the Merger Agreement, rescissory damages or rescission in the event the Merger is consummated and plaintiff’s attorneys’ and experts’ fees. We refer to the lawsuits collectively as the “Merger Litigation”.

Flagstar and NYCB believe that the claims asserted in the Merger Litigation are without merit and supplemental disclosures are not required or necessary under applicable laws. However, in order to diminish the risk that the Merger Litigation delay or otherwise adversely affect the Merger, and to minimize the costs, risks and uncertainties inherent in defending the Merger Litigation, and without admitting any liability or wrongdoing, Flagstar and NYCB have agreed to supplement the Joint Proxy Statement/Prospectus as described in this Current Report on Form 8-K. Flagstar and NYCB and the other named defendants deny that they have violated any laws or breached any duties to Flagstar’s shareholders or NYCB’s shareholders, as applicable. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Flagstar and NYCB specifically deny all allegations in the Merger Litigation that any additional disclosure was or is required.

These supplemental disclosures will not affect the Merger consideration to be received by shareholders of Flagstar under the Merger Agreement or the timing of the special meeting of the shareholders of Flagstar scheduled for August 4, 2021, at 9:00 a.m. Eastern Time, to be held virtually at www.virtualshareholdermeeting.com/FBC2021SM. The Flagstar board of directors continues to recommend that Flagstar’s shareholders vote “FOR” the proposal to approve the Merger Agreement (the “Flagstar Merger Proposal”), “FOR” the proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of Flagstar in connection with the transactions contemplated by the Merger Agreement and “FOR” the proposal to adjourn the Flagstar special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Flagstar Merger Proposal or to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus is timely provided to Flagstar shareholders.

Supplemental Disclosures to the Joint Proxy Statement/Prospectus in Connection with the Merger Litigation

The additional disclosures (the “Supplemental Disclosures”) in this Current Report on Form 8-K supplement the disclosures contained in the Joint Proxy Statement/Prospectus and should be read in conjunction with the disclosures contained in the Joint Proxy Statement/Prospectus, which in turn should be read in its entirety. To the extent that information set forth in the Supplemental Disclosures differs from or updates information contained in the Joint Proxy Statement/Prospectus, the information in this Current Report on 8-K shall supersede or supplement the information contained in the Joint Proxy Statement/Prospectus. All page references are to the Joint Proxy Statement/Prospectus and capitalized or defined terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Joint Proxy Statement/Prospectus.

1.

The disclosure in the third full paragraph (such paragraph beginning with “On March 15, 2021, the Flagstar board of directors …”) on page 49 of the Joint Proxy Statement/Prospectus is hereby amended and restated as follows:

“On March 15, 2021, the Flagstar board of directors held a meeting at which the March 8 Proposal was distributed to the directors and discussed, along with financial materials that had been prepared by Jefferies. Mr. DiNello reported to the Flagstar board of directors the terms of the March 8 Proposal and updated the board on the various discussions he had with Mr. Cangemi regarding the potential transaction. The Flagstar board of directors also discussed the directors’ fiduciary duties in the context of the March 8 Proposal. At the meeting, the board of directors also determined to engage Jefferies and Morgan Stanley as financial advisors to Flagstar and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) as legal counsel to Flagstar. In addition, the board of directors determined to reconstitute the transactions committee of the board of directors (the “Flagstar Transactions Committee”). The Flagstar Transactions Committee had originally been established in connection with the 2019 Preliminary Discussions for purposes of evaluating the proposed transaction with NYCB and considering and evaluating other potential strategic transactions and other alternatives, and was reconstituted for the same purpose. The Flagstar Transactions Committee was authorized and empowered to determine the process to be followed in connection with a potential transaction, provide oversight and guidance to Flagstar’s management and Flagstar’s financial, legal and other advisors and to consult with and make regular reports to the Flagstar board of directors. Among other items, the Flagstar Transactions Committee was not authorized or empowered to approve the execution and delivery of any definitive agreement for any proposed transaction, which authority and power remained with the Flagstar board of directors.”

2.

The disclosure in the second full paragraph (such paragraph beginning with “On March 29, 2021, the Flagstar board of directors …”) on page 50 of the Joint Proxy Statement/Prospectus is hereby amended and restated as follows:

“On March 29, 2021, the Flagstar board of directors held a meeting to discuss the March 26 Proposal and more generally a potential transaction with NYCB and to discuss other potential strategic transactions and other alternatives, including to continue to execute on Flagstar’s existing strategic plan. Representatives of Morgan Stanley, Jefferies and Skadden were in attendance, and each of Jefferies and Morgan Stanley had prepared and distributed materials to the board of directors in advance of the meeting. Representatives of Morgan Stanley and Jefferies reviewed with the board of directors the materials and information reviewed and discussed at the March 28, 2021 meeting of the Flagstar Transactions Committee, as updated. In addition, the Flagstar Transactions Committee reviewed with the full board the process that had been undertaken by the Flagstar Transactions Committee and the recommendation that Flagstar continue to consider the potential transaction with NYCB and authorize management to continue to negotiate the terms of the NYCB transaction and proceed with a mutual diligence process. A representative of Skadden reviewed with the directors’ additional fiduciary duty and other process considerations Following discussion, the board of directors authorized the Flagstar Transactions Committee and certain members of management to continue to move forward with the review, exploration and negotiation of a potential transaction with NYCB and the mutual due diligence process. As part of this authorization, the Flagstar board of directors determined its agreement with the 10% premium to Flagstar’s share price in calculating the Merger Exchange Ratio as proposed by NCYB in the March 26 Proposal and, also, the use of a volume weighted average price (VWAP) in calculating the final Merger Exchange Ratio at the signing of the potential transaction, with the exact measurement period of the VWAP (whether five-day, ten-day or other period to be measured prior to the potential signing) to be determined at a future meeting.”

3.

The disclosure in the first full paragraph (such paragraph beginning with “On April 7 and April 8, 2021, Mr. DiNello …”) on page 51 of the Joint Proxy Statement/Prospectus is hereby amended and restated as follows:

“On April 7 and April 8, 2021, Mr. DiNello and Mr. Cangemi met to discuss, among other items, the combined company board and governance matters that the Flagstar Transactions Committee had discussed at its April 5, 2021 meeting. During these meetings, Mr. DiNello and Mr. Cangemi agreed to discuss with their respective boards a construct where Mr. DiNello would become non-executive chairman of the combined company’s board of directors for a period of two years and Mr. Treadwell would become risk committee chairman of the combined company’s board of directors. Mr. Cangemi also stated that NYCB intended to request that Mr. DiNello enter into a restrictive covenant agreement, in which Mr. DiNello would be subject to non-competition and non-solicitation covenants (the “Restrictive Covenant Agreement”); and in consideration of the foregoing covenants, Mr. DiNello would receive a lump-sum payment equal to approximately one year of Mr. DiNello’s target annual compensation.”

4.

The disclosure in the third full paragraph (such paragraph beginning with “On April 9, 2021, the Flagstar Transaction Committee …”) on page 51 of the Joint Proxy Statement/Prospectus is hereby amended and restated as follows:

“On April 9, 2021, the Flagstar Transactions Committee held a meeting to discuss recent developments and updates regarding the ongoing discussions with respect to a potential transaction with NYCB, including with respect to the April 7 and April 8 discussions between Mr. DiNello and Mr. Cangemi. Representatives of Morgan Stanley, Jefferies and Skadden were in attendance, and Morgan Stanley had prepared and distributed materials to the directors in advance of the meeting and reviewed the same at the meeting. In addition to the other matters covered, Mr. DiNello described that NYCB had confirmed agreement on certain board and governance matters, namely (i) Mr. DiNello becoming the non-executive chairman of the NYCB board for a period of two years, (ii) Mr. Treadwell becoming the risk committee chairman of the NYCB board and (iii) a combined company board of directors composition of eight NYCB legacy directors and four Flagstar legacy directors. A representative of Skadden reviewed with the directors certain merger agreement and legal due diligence items, including relating to the banking charter of the combined company being NYCB’s existing New York State savings bank charter. Following discussion, the Flagstar Transactions Committee directed Flagstar’s management to continue the mutual due diligence process and to continue negotiations with NYCB and, as part of the negotiations, to communicate to NYCB and its advisors the use of a five-day volume weighted average price (VWAP) to determine the Merger Exchange Ratio. In addition, to ensure that Flagstar’s existing and successful businesses were appropriately continued at the potential combined company, for the benefit of the combined company and its shareholders, the Flagstar Transaction Committed directed Mr. DiNello to seek commitments from NYCB regarding the maintenance and continuity of Flagstar’s mortgage and banking businesses and related senior management. Later that day on April 9, 2021, Mr. DiNello had additional video calls with Mr. Cangemi and certain members of the NYCB board of directors to discuss the potential transaction with NYCB. On April 14, 2021, Sullivan & Cromwell shared with Skadden a first draft of the proposed Restrictive Covenant Agreement.”

5.

The disclosure in the first full paragraph (such paragraph beginning with “On April 20, 2021, the Flagstar board of directors …”) on page 52 of the Joint Proxy Statement/Prospectus is hereby amended and restated as follows:

“On April 20, 2021, the Flagstar board of directors held a meeting to discuss recent developments and updates regarding the ongoing discussions with respect to a potential transaction with NYCB. Representatives of Morgan Stanley, Jefferies and Skadden were in attendance, and Morgan Stanley and Skadden had prepared and distributed materials to the directors in advance of the meeting and reviewed the same at the meeting. As part of the advisor presentations, a representative of Skadden reviewed with the directors certain merger agreement terms and considerations and certain legal due diligence items. Also, as part of the advisor presentations, a representative of Morgan Stanley reviewed certain financial aspects of the proposed transaction, including with respect to the pro forma shareholder ownership of the combined company and, also, the calculation of the Merger Exchange Ratio using a five-day volume weighted average price (VWAP) to determine the Merger Exchange Ratio, which VWAP methodology had been agreed to by NYCB. The Flagstar board of directors also reviewed the proposed terms of the Restrictive Covenant Agreement among other management compensation and retention matters.”

6.

The disclosure in the fourth full paragraph (such paragraph beginning with “On Saturday, April 24, 2021, the Flagstar board of directors …”) on page 52 of the Joint Proxy Statement/Prospectus is hereby amended and restated as follows:

“On Saturday, April 24, 2021, the Flagstar board of directors held a meeting to discuss the potential transaction with NYCB. Representatives of Morgan Stanley, Jefferies and Skadden were in attendance, and each of Morgan Stanley, Jefferies and Skadden had prepared and distributed materials to the directors in advance of the meeting and reviewed the same at the meeting. Representatives of Morgan Stanley and Jefferies presented their respective fairness analyses and rendered to the Flagstar board of directors their respective oral opinions, which were confirmed by written opinions dated April 24, 2021, to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken as set forth in their respective opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of shares of Flagstar common stock (other than holders of the excluded shares). See “The Merger—Opinion of Flagstar’s Financial Advisors” beginning on page 77. Representatives of Skadden updated the directors on the final terms of the proposed merger agreement and reported that the negotiations were substantially complete. Representatives of Skadden also reviewed the directors’ fiduciary duties. The directors then engaged in a discussion regarding various aspects of the potential transaction, including the factors described under the section of this joint proxy statement/prospectus entitled “—Flagstar’s Reasons for the Merger; Recommendation of the Flagstar Board of Directors.” Following these discussions, the Flagstar management and Flagstar Transactions Committee presented their respective recommendations for the approval of resolutions authorizing Flagstar to enter into the merger agreement. The Flagstar board of directors then excused members of management and Flagstar’s financial and legal advisors and conducted an executive session, including discussion regarding management and employee retention matters, and including authorizing Flagstar’s execution and delivery of the Restrictive Covenant Agreement.”

7.

The disclosure under the heading “Opinion of Morgan Stanley & Co., LLC” beginning on page 77 of the Joint Proxy Statement/Prospectus is hereby amended and supplemented by adding the following paragraph after the last paragraph (such paragraph beginning with “The following is a summary...”) on page 79:

“In addition, Flagstar confirmed that Morgan Stanley should use (1) projected excess capital above a 10.0% common equity Tier 1 ratio available for dividend distributions derived from the Flagstar Street Forecasts for fourth quarter 2020 and calendar year 2021, 2022, 2023, 2024, 2025 and 2026 (inclusive of terminal value based on the range of terminal forward multiples and other assumptions outlined on page 81 of the joint definitive proxy statement/prospectus in the subsection named “Flagstar Dividend Discount Analysis”), of $(189) million, $361 million, $275 million, $176 million, $183 million, $191 million and $2.9 billion, respectively, and dividend distributions derived from the Flagstar Financial Projections for fourth quarter 2020 and calendar year 2021, 2022, 2023, 2024, 2025 and 2026 of $(189) million, $699 million, $264 million, $185 million, $193 million, $202 million and $2.9 billion, respectively, (2) projected excess capital above a 10.0% common equity Tier 1 ratio available for dividend distributions derived from the NYCB Street Forecasts for fourth quarter of 2020 and calendar year 2021, 2022, 2023, 2024, 2025 and 2026 (inclusive of terminal value based on the range of terminal forward multiples and other assumptions outlined on page 83 of the joint definitive proxy statement/prospectus in the subsection named “NYCB Dividend Discount Analysis”), of $(115) million, $412 million, $451 million, $475 million, $411 million, $431 million and $7.8 billion, respectively, and (3) projected excess capital above a 10.0% common equity Tier 1 ratio available for dividend distributions derived from the Flagstar Street Forecasts, the NYCB Street Forecasts, the Synergies and other fair market value and transaction adjustments for fourth quarter 2021 and calendar year 2022, 2023, 2024, 2025, 2026 and 2027 (inclusive of terminal value based on the range of terminal forward multiples and other assumptions outlined on page 85 of the joint definitive proxy statement/prospectus in the subsection named “Pro Forma Dividend Discount Analysis”), of $205 million, $606 million, $782 million, $769 million, $792 million, $827 million and $12.0 billion, respectively, and dividend distributions derived from the Flagstar Financial Projections, the NYCB Street Forecasts, the Synergies and other fair market value and transaction adjustments for fourth quarter 2021 and calendar year 2022, 2023, 2024, 2025, 2026 and 2027 of $382 million, $778 million, $792 million, $780 million, $803 million, $838 million and $11.9 billion, respectively.”

8.

The disclosure in the first paragraph (such paragraph beginning with “Morgan Stanley based its analysis on a range …”) on page 82 of the Joint Proxy Statement/Prospectus is hereby amended and restated as follows:

“Morgan Stanley based its analysis on a range of terminal forward multiples of 7.0x to 9.0x to the terminal year 2026 estimated forward earnings, 8.5% to 10.5% discount rates, using the capital asset pricing model, and a 1.0% opportunity cost of cash. Utilizing the range of discount rates and terminal value multiples, Morgan Stanley derived an implied valuation range of present value indications per share of Flagstar common stock ranging from $43.23 to $55.21 using the Flagstar Street Forecasts and $49.47 to $61.45 using the Flagstar Financial Projections. For purposes of deriving the terminal value of Flagstar, Morgan Stanley selected a range of terminal forward multiples of 7.0x to 9.0x upon the application of Morgan Stanley’s professional judgment and experience, taking into account, among other factors, the Price / 2022 EPS multiples for the Flagstar selected companies.”

9.

The disclosure in the last full paragraph (such paragraph beginning with “Morgan Stanley based its analysis on a range …”) on page 83 of the Joint Proxy Statement/Prospectus is hereby amended and restated as follows:

“Morgan Stanley based its analysis on a range of terminal forward multiples of 9.0x to 11.0x to the terminal year 2026 estimated forward earnings, 7.5% to 9.5% discount rates, using the capital asset pricing model, and a 1.0% opportunity cost of cash. Utilizing the range of discount rates and terminal value multiples, Morgan Stanley derived an implied valuation range of present value indications per share of NYCB common stock ranging from $12.73 to $15.99. For purposes of deriving the terminal value of NYCB, Morgan Stanley selected a range of terminal forward multiples of 9.0x to 11.0x upon the application of Morgan Stanley’s professional judgment and experience, taking into account, among other factors, the Price / 2022 EPS multiples for the NYCB selected companies.”

10.

The disclosure in the last full paragraph (such paragraph beginning with “Morgan Stanley based its analysis on a range …”) on page 85, continuing to page 86, of the Joint Proxy Statement/Prospectus is hereby amended and restated as follows:

“Morgan Stanley based its analysis on a range of terminal forward multiples of 8.4x to 10.4x to the terminal year 2027 estimated forward earnings, 7.8% to 9.8% discount rates, reflecting the estimated cost of equity on a pro-forma basis using the capital asset pricing model, and a 1.0% opportunity cost of cash. Utilizing the range of discount rates and terminal value multiples, Morgan Stanley derived an implied valuation range of present value indications per share of Flagstar common stock ranging from $56.68 to $70.72 using the Flagstar Street Forecasts and $58.83 to $72.87 using the Flagstar Financial Projections. For purposes of deriving the terminal value of NYCB, Morgan Stanley selected a range of terminal forward multiples of 8.4x to 10.4x upon the application of Morgan Stanley’s professional judgment and experience, taking into account, among other factors, the Price / 2022 EPS multiples for the Flagstar and NYCB selected companies.”

11.

The disclosure under the heading “Opinion of Jefferies LLC” beginning on page 87 of the Joint Proxy Statement/Prospectus is hereby amended and supplemented by adding the following paragraph after the fourth full paragraph (such paragraph beginning with “The summary of the financial...”) on page 90:

“Flagstar management confirmed that Jefferies should use (1) projected excess capital above a 10.0% common equity Tier 1 ratio available for dividend distributions derived from the Flagstar Street Forecasts for calendar year 2021, 2022, 2023, 2024, and 2025 (inclusive of terminal value based on the range of terminal forward multiples and other assumptions outlined on page 92 of the joint definitive proxy statement/prospectus in the subsection named “Dividend Discount Analyses – Flagstar”), of $381 million, $272 million, $176 million, $185 million and $3.0 billion, respectively, and dividend distributions derived from the Flagstar Financial Projections for calendar year 2021, 2022, 2023, 2024 and 2025 of $714 million, $264 million, $188 million, $198 million and $3.0 billion, respectively, and (2) projected excess capital above a 10.0% common equity Tier 1 ratio available for dividend distributions derived from the NYCB Street Forecasts for calendar years 2021, 2022, 2023, 2024 and 2025 (inclusive of terminal value based on the range of terminal forward multiples and other assumptions outlined on page 93 of the joint definitive proxy statement/prospectus in the subsection named “Dividend Discount Analyses – NYCB”), of $405 million, $444 million, $468 million, $407 million and $8.9 billion, respectively.”

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this current report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to NYCB’s and Flagstar’s beliefs, goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; NYCB’s and Flagstar’s estimates of future costs and benefits of the actions each company may take; NYCB’s and Flagstar’s assessments of probable losses on loans; NYCB’s and Flagstar’s assessments of interest rate and other market risks; and NYCB’s and Flagstar’s ability to achieve their respective financial and other strategic goals.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward-looking statements speak only as of the date they are made; NYCB and Flagstar do not assume any duty, and do not undertake, to update such forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of NYCB and Flagstar. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement among NYCB, 615 Corp. and Flagstar; the outcome of any legal proceedings that may be instituted against NYCB or Flagstar; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the ability of NYCB and Flagstar to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of NYCB or Flagstar; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where NYCB and Flagstar do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the proposed transaction within the expected timeframes or at all and to successfully integrate Flagstar’s operations and those of NYCB; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; NYCB’s and Flagstar’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by NYCB’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of NYCB and Flagstar; and the other factors discussed in the “Risk Factors” section in NYCB’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its Form 10-Q for the quarter ended March 31, 2021 and in other reports NYCB files with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “SEC Filings” section of NYCB’s website, https://ir.mynycb.com, under the heading “Financial Information,” and in Flagstar’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its Form 10-Q for the quarter ended March 31, 2021 and in Flagstar’s other filings with SEC, which are available at http://www.sec.gov and in the “Documents” section of Flagstar’s website, https://investors.flagstar.com.

Important Information and Where You Can Find It

This current report may be deemed to be solicitation material in respect of the proposed transaction by NYCB and Flagstar. In connection with the proposed transaction, NYCB filed with the SEC a registration statement on Form S-4 (Registration No. 333-257045) to register the shares of NYCB’s capital stock to be issued in connection with the proposed transaction. The registration statement includes a prospectus of NYCB and a joint proxy statement of NYCB and Flagstar. The registration statement, as amended, was declared effective by the SEC on June 25, 2021, and the joint proxy statement/prospectus was first mailed to the stockholders of NYCB and shareholders of Flagstar on or about June 28, 2021. INVESTORS AND SECURITY HOLDERS OF NYCB AND FLAGSTAR AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NYCB, FLAGSTAR AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about NYCB and Flagstar, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by NYCB can also be obtained, without charge, by directing a request to Investor Relations, New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590 or by telephone (516-683-4420). Copies of documents filed with the SEC by Flagstar can also be obtained, without charge, by directing requests to Investor Relations, Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098 or by telephone (248-312-5741).

Participants in the Solicitation of Proxies in Connection with Proposed Transaction

NYCB, Flagstar, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding NYCB’s directors and executive officers is available in its definitive proxy statement for its 2021 annual stockholders meeting, which was filed with the SEC on April 16, 2021, and certain of its Current Reports on Form 8-K. Information regarding Flagstar’s directors and executive officers is available in its definitive proxy statement for its 2021 annual shareholders meeting, which was filed with the SEC on April 15, 2021, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

By:	/s/ James K. Ciroli
Name:	James K. Ciroli
Title:	Executive Vice President and Chief Financial Officer

Date: July 30, 2021